UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the special meeting of stockholders (the “Special Meeting of Stockholders”) of Walker & Dunlop, Inc. (the “Company”) held on August 30, 2012, the Company’s stockholders approved an amendment to the Company’s 2010 Equity Incentive Plan (as amended, the “Amended Equity Incentive Plan”).  The Amended Equity Incentive Plan increases the number of shares reserved for issuance under the existing plan by 3,370,000 shares and increases individual limits of categories of awards under, adds additional performance measures applicable to, extends the termination date of, and makes certain other related technical amendments to, the existing plan.  At the Special Meeting of Stockholders, the Company’s stockholders also re-approved material terms and conditions relating to performance-based compensation under the Amended Equity Incentive Plan.  The description of the terms and conditions of the Amended Equity Incentive Plan, as set forth under the caption “Proposal 2: Plan Amendment Proposal:  Amendment of the Company’s 2010 Equity Incentive Plan and Re-Approval of Material Terms and Conditions Relating to Performance-Based Compensation” in the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 26, 2012, is incorporated herein by reference.

The foregoing summary of the Amended Equity Incentive Plan is qualified by reference to the copy of the Amended Equity Incentive Plan filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On August 30, 2012, the Company held its Special Meeting of Stockholders to vote on the matters set forth below.  There were 22,851,290 shares of common stock eligible to vote at the Special Meeting of Stockholders.  There were 18,442,566 shares of common stock present in person or by proxy at the Special Meeting of Stockholders.  The following are the final results of the votes on such matters:

1.               To approve the issuance of shares of common stock of the Company in connection with the proposed acquisition of CWCapital LLC by the Company’s indirect wholly owned operating subsidiary, Walker & Dunlop, LLC (the “Purchaser”), pursuant to a Purchase Agreement, dated as of June 7, 2012, among the Company, the Purchaser, CWCapital LLC and CW Financial Services LLC, for aggregate consideration, net of certain expenses and adjustments, of approximately $220 million, consisting of $80 million paid in cash from the Purchaser and $140 million paid through the issuance of approximately 11,647,255 shares of common stock (or approximately 34 percent, on a fully diluted basis) of the Company, subject to certain adjustments:

	Votes		Broker
Votes For	Against	Abstentions	Non-votes
18,427,624	13,692	500	750

2.               To approve amendments to the Company’s 2010 Equity Incentive Plan (the “Equity Incentive Plan”) that would increase the number of shares reserved and individual limits on categories of awards under, add additional performance measures applicable to, extend the termination date of, and make certain other related technical amendments to, the Equity Incentive Plan and to re-approve material terms and conditions relating to performance-based compensation under the Equity Incentive Plan:

	Votes		Broker
Votes For	Against	Abstentions	Non-votes
17,029,288	1,401,978	10,550	750

3.               To adjourn the Special Meeting for up to 20 days, solely to the extent necessary to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the issuance of shares of the Company’s common stock under proposal 1.

	Votes		Broker
Votes For	Against	Abstentions	Non-votes
18,035,112	397,454	10,000	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	2010 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2012	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	2010 Equity Incentive Plan, as amended